Exhibit 10.2

POTLATCHDELTIC CORPORATION

PERFORMANCE SHARE AWARD NOTICE

AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN

PotlatchDeltic Corporation, a Delaware corporation (the “Company”), has granted you a contingent Award (the “Award”) of Performance Shares pursuant to Section 8.1 of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Performance Share Award Notice (this “Award Notice”), the Performance Share Award Agreement (the “Award Agreement”), the Performance Matrix attached to this Award Notice as Appendix A (the “Performance Matrix”), and the Plan, which have been provided to the Participant simultaneously with this Award Notice and are incorporated into this Award Notice in their entirety.

Participant:

Grant Date:

Performance Period: _____________ to ____________

Target Shares:

Vesting Schedule: Unless otherwise provided in the Award Agreement, the number and timing of Performance Shares that will vest pursuant to the Award will depend on the achievement of certain Performance Measures (as that term is defined in the Award Agreement) and will be determined in accordance with the Performance Matrix. Except as otherwise provided in the Award Agreement, the Performance Shares will not become earned and vested if you experience a Termination of Service (as defined in the Plan) prior to the end of the Performance Period.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Award Notice, the Award Agreement, the Performance Matrix, and the Plan. You further acknowledge and agree that, as of the Grant Date, this Award Notice, the Award Agreement, the Performance Matrix, and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject. You also acknowledge and agree that you have received, read and understand the PotlatchDeltic Corporation Securities Law Compliance and Insider Trading Policy, a copy of which has been provided to you simultaneously with this Award Notice.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party has or has caused this Award Notice to be executed as of the respective date set forth below:

CORPORATION:

PotlatchDeltic Corporation

President and Chief Executive Officer

Date:

Acknowledged and agreed as of the Grant Date:

Printed Name:

Acceptance Date:

NOTE: THIS AWARD NOTICE HAS BEEN ELECTRONICALLY SIGNED BY THE PARTICIPANT WHEN THE PARTICIPANT’S NAME AND ACCEPTANCE DATE APPEAR ABOVE.